                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LINCARE HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             LINCARE HOLDINGS INC.
                              19337 U.S. 19 NORTH
                           CLEARWATER, FLORIDA 33764

                                                                   April 4, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Holiday Inn Hamburg, 5440 Camp Road, Hamburg, New York, on Monday, May 7, 2001, at 9:00 A.M.

     The principal business of the meeting will be to elect directors for the ensuing year, to ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2001, and to approve the Company's 2001 Stock Plan. During the meeting, we also will review the Company's 2000 results and report on significant aspects of our business during the first part of fiscal 2001.

     If you are not planning to attend the meeting, it is still important that your shares be represented. Please complete, sign, date, and return to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                           Sincerely,

                                           /s/ JOHN P. BYRNES

                                           JOHN P. BYRNES
                                           Chief Executive Officer and President

                             LINCARE HOLDINGS INC.
                              19337 U.S. 19 NORTH
                           CLEARWATER, FLORIDA 33764
                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 2001
                           -------------------------

     The Annual Meeting of Stockholders of Lincare Holdings Inc., a Delaware corporation (the "Company"), will be held on May 7, 2001, at 9:00 A.M. at the Holiday Inn Hamburg, 5440 Camp Road, Hamburg, New York.

     The Annual Meeting will be held: (i) to elect a Board of Directors consisting of five persons for a one year term; (ii) to ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; (iii) to approve the Company's 2001 Stock Plan; and (iv) to transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

     Stockholders of record at the close of business on March 19, 2001, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting.

                                           By Order of the Board of Directors

                                           /s/ PAUL G. GABOS
                                           PAUL G. GABOS
                                           Secretary

Clearwater, Florida
April 4, 2001

                             YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                             LINCARE HOLDINGS INC.
                              19337 U.S. 19 NORTH
                           CLEARWATER, FLORIDA 33764
                           -------------------------

                                PROXY STATEMENT
                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Hamburg, 5440 Camp Road, Hamburg, New York, on May 7, 2001, at 9:00 A.M., and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to Stockholders on or about April 5, 2001.

     The record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as the close of business on March 19, 2001. As of that date there were 53,652,082 shares of Common Stock ("Common Stock") of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. The Common Stock is the only outstanding class of the Company's securities.

     If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted in favor of the proposals described herein. Stockholders who execute Proxies may revoke them by notifying the Secretary at any time prior to the voting of the Proxies.

                       EXPENSE AND MANNER OF SOLICITATION

     The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Common Stock. The solicitation will be by mail, with the material being forwarded to the Stockholders of record and certain other beneficial owners of the Common Stock by the Company's officers and other employees (at no additional compensation). Such officers and employees may also solicit Proxies from Stockholders by personal contact, by telephone or by any other means if necessary in order to assure sufficient representation at the Annual Meeting.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     On March 19, 2001, the record date with respect to this solicitation for determining Stockholders entitled to notice of, and to vote at, the Annual Meeting, 53,652,082 shares of the Company's Common Stock were outstanding. No shares of any other class of stock were outstanding. Only Stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Each Stockholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

     The following table sets forth information available as of February 15, 2001 with respect to the beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own more than 5% of the Common Stock and by each Director and Executive Officer and by all Directors and Executive Officers as a group. Shares beneficially owned by each Director and Executive Officer do not include options to purchase shares of the Company's Common Stock which are not exercisable within 60 days of the record date with respect to this proxy solicitation.

                                                              SHARES BENEFICIALLY
BENEFICIAL OWNER                                                     OWNED           PERCENT
----------------                                              -------------------    -------
The Kaufmann Fund, Inc.(1)..................................       5,000,000           9.4
  140 East 45th Street, 43rd Floor
  New York, New York 10017
T. Rowe Price Associates, Inc.(1)...........................       4,006,500           7.5
  100 East Pratt Street
  Baltimore, Maryland 21202
Morgan Stanley Dean Witter & Co.(1).........................       3,207,809           6.0
  1585 Broadway
  New York, New York 10036
John P. Byrnes(2)...........................................         505,053              (*)
Paul G. Gabos(3)............................................          95,141              (*)
Shawn S. Schabel............................................           2,499              (*)
Chester B. Black(4).........................................          46,000              (*)
Frank D. Byrne, M.D.........................................             750              (*)
Frank T. Cary(4)............................................          87,000              (*)
William F. Miller, III(4)...................................          36,000              (*)
All Executive Officers and Directors as a Group (seven
  persons)..................................................         772,443           1.4%

-------------------------

(1) All information relating to shares held is derived from Schedule 13G filings with the Securities and Exchange Commission and received by the Company.

(2) Includes options to purchase 500,000 shares of Common Stock, which options are currently exercisable.

(3) Includes options to purchase 75,000 shares of Common Stock, which options are currently exercisable.

(4) Includes options to purchase 36,000 shares of Common Stock, which options are currently exercisable.

(*) The percentage of shares beneficially owned does not exceed 1.0% of the Common Stock outstanding.

     All Executive Officers and Directors of the Company timely filed all reports required under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2000 with one exception. Frank D. Byrne, M.D. had a late filing with respect to his initial statement of beneficial ownership on Form 3 upon becoming a Director of the Company.

                         ELECTION OF BOARD OF DIRECTORS

     A Board of five (5) Directors will be elected by a plurality of the votes cast by Stockholders represented and entitled to vote at the Annual Meeting. All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. All are current Directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee. Thomas O. Pyle, a Director of the Company since 1995, resigned from the Board in 2000 due to other commitments. The Board of Directors intends to search for an additional qualified Director to join the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. BYRNES, BLACK, BYRNE, CARY AND MILLER.

      INFORMATION REGARDING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information regarding each nominee of the Board of Directors.

NAME                                        AGE                      POSITION
----                                        ---                      --------
John P. Byrnes............................  42    Chairman of the Board, Chief Executive Officer
                                                  and President
Chester B. Black..........................  55    Director
Frank D. Byrne, M.D.......................  48    Director
Frank T. Cary.............................  80    Director
William F. Miller, III....................  51    Director

     All Directors are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Executive Officers serve at the discretion of the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

     JOHN P. BYRNES has served as the Chief Executive Officer of the Company since January 1997 and as a Director of the Company since May 1997. Mr. Byrnes was appointed Chairman of the Board in March 2000. Mr. Byrnes has been the President of Lincare Holdings since June 1996. Prior to becoming the Company's President, Mr. Byrnes served the Company in a number of capacities over a ten-year period, including serving as the Company's Chief Operating Officer throughout 1996.

     CHESTER B. BLACK has been a Director of Lincare Holdings since January 1991. From November 1990 until December 1995, Mr. Black served as Chairman and Vice Chairman of Med Alliance, Inc. From June 1989 until November 1990, Mr. Black was Chairman and President of RB Diagnostic, a provider of diagnostic imaging services.

     FRANK D. BYRNE, M.D. has been a Director of Lincare Holdings since December 1999. Dr. Byrne is the President of Parkview Hospital, located in Ft. Wayne, Indiana. Dr. Byrne practiced pulmonary and critical care medicine from 1982 until 1994. After briefly serving as medical director of Parkview Hospital, he was appointed President in September 1995. He is a member of the Parkview Hospital Board that created the Parkview Health System (PHS) in 1995. PHS is a network of hospitals, physician clinics, medical research centers, home health agencies and other health care organizations. Dr. Byrne is also a Clinical Professor of Medicine at the Indiana University School of Medicine. He has been active in the Indiana Hospital and Health Association, the Indiana chapter of the American College of Physicians and the VHA National Physician Leadership Council. He is a Fellow of the American College of Physician Executives and a Diplomat from American College of Healthcare Executives.

     FRANK T. CARY has been a Director of Lincare Holdings since July 1991. Mr. Cary served as IBM's Chief Executive Officer from 1973 to 1981. Mr. Cary is also a Director of Celgene Corporation, Cygnus Therapeutic Systems, ICOS Corporation, Lexmark International, Inc. and VION, Inc.

     WILLIAM F. MILLER, III has been a Director of Lincare Holdings since December 1997. Mr. Miller is the Chairman, President and CEO of Health Management Systems, Inc. (HMS). HMS is a publicly traded company that furnishes proprietary information management, data processing and software (including consulting) services to health care providers and payors, including government health service agencies. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of Emcare Holdings, Inc. Prior to joining Emcare, Mr. Miller held financial and management positions in the health care industry, including positions as chief executive officer and chief financial officer of various hospitals and administrator/director of operations of a multi-specialty physician group practice.

     PAUL G. GABOS has served as the Chief Financial Officer of the Company since June 1997. Prior to his appointment to Chief Financial Officer, Mr. Gabos served as Vice President, Administration. Before joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds Inc. Mr. Gabos holds a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania.

     SHAWN S. SCHABEL was appointed Chief Operating Officer of the Company in January 2001. Prior to his appointment, Mr. Schabel served as Senior Vice President of Lincare since April 1998. Mr. Schabel has served the Company in a number of management capacities since joining Lincare in 1989. Mr. Schabel holds a Bachelor's Degree in Respiratory Therapy from Wichita State University.

DIRECTOR'S FEES

     Directors Chester B. Black, Frank D. Byrne, M.D., Frank T. Cary and William
F. Miller, III each receive $30,000 per annum for their services. All of the Company's Directors are reimbursed for out-of-pocket expenses and are eligible to participate in the Company's stock option plans.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The committees of the Board of Directors consist of an Audit Committee, a Compensation Committee and a Stock Plan Committee. During fiscal 2000, all Directors were in attendance at all meetings of the Board of Directors and committees of the Board of Directors on which they served. The Board of Directors held six meetings during 2000.

     AUDIT COMMITTEE. The Audit Committee assists the Board of Directors in achieving its oversight and monitoring responsibilities to the Stockholders relating to corporate accounting, financial controls and financial reporting practices of the Company. The Board of Directors has approved a written charter for the Audit Committee, a copy of which is included as Exhibit A to this Proxy Statement. The Audit Committee, comprised of Messrs. Cary, Byrne, M.D. and Miller, held two meetings in fiscal 2000. Each member of the Audit Committee meets the applicable standards of independence and financial sophistication as defined in the Audit Committee structure and composition requirements of Nasdaq Marketplace Rule 4350(d)(2).

     COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends the cash compensation and bonuses of the Executive Officers of the Company. The Compensation Committee is comprised of Messrs. Black and Miller and held one meeting in fiscal 2000.

     STOCK PLAN COMMITTEE. The Stock Plan Committee administers the stock option plans of the Company and held one meeting during fiscal 2000. The Stock Plan Committee is comprised of Messrs. Black and Miller.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to each of its Executive Officers.

                                                                                        LONG TERM
                                                   ANNUAL COMPENSATION                 COMPENSATION
                                     -----------------------------------------------   ------------
                                                                        ALL OTHER        OPTIONS
    NAME AND PRINCIPAL POSITION      YEAR    SALARY       BONUS      COMPENSATION(1)    GRANTED #
    ---------------------------      ----   ---------   ----------   ---------------   ------------
John P. Byrnes.....................  2000   $715,025    $  475,600       $ 8,500         200,000
  Chief Executive Officer and        1999    703,462       994,000         8,923         200,000
  President                          1998    488,462     1,000,000        10,000         200,000
Paul G. Gabos......................  2000   $357,512    $  237,800       $ 8,500         100,000
  Chief Financial Officer and        1999    351,731       497,000         8,500         120,000
  Secretary                          1998    244,231       445,000        10,000         100,000
Shawn S. Schabel...................  2000   $310,386    $  237,800       $ 8,500         100,000
  Chief Operating Officer            1999    294,231       497,000         8,077         120,000
                                     1998    154,615       400,000         7,731         140,000

-------------------------

(1) The Company makes a contribution on behalf of each participating employee under the Company's 401K Plan.

     The following table sets forth the options granted to the Company's Executive Officers in fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES OF
                                                                               STOCK PRICE APPRECIATION FOR
                                         INDIVIDUAL GRANTS                             OPTION TERM
                       -----------------------------------------------------   ----------------------------
                         NUMBER      % OF TOTAL
                           OF         OPTIONS
                       SECURITIES    GRANTED TO
                       UNDERLYING    EMPLOYEES       EXERCISE
                        OPTIONS          IN           PRICE       EXPIRATION
        NAME            GRANTED     FISCAL YEAR    ($/SHARE)(3)      DATE          5% $           10% $
        ----           ----------   ------------   ------------   ----------   ------------    ------------
John P. Byrnes(1)....   200,000         19.2%        $ 24.625     1/31/2008     $2,351,468      $5,632,175
Paul G. Gabos(2).....   100,000          9.6%        $ 24.625     1/31/2008     $1,175,734      $2,816,087
Shawn S. Schabel(2)..   100,000          9.6%        $ 24.625     1/31/2008     $1,175,734      $2,816,087

-------------------------

(1) The options have been granted under the Company's 2000 Stock Plan. Options to purchase 100,000 shares of Common Stock become fully exercisable on each of January 31, 2002 and January 31, 2003.

(2) The options have been granted under the Company's 2000 Stock Plan. Options to purchase 50,000 shares of Common Stock become fully exercisable on each of January 31, 2002 and January 31, 2003.

(3) The exercise price per share for each option grant was equal to the market price of the Company's Common Stock as of the date the option was granted.

     The following table sets forth aggregate options exercised by the Company's Executive Officers in fiscal 2000 and the number and value of unexercised options at fiscal 2000 year end.

                AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF              VALUE OF
                                                          UNEXERCISED            UNEXERCISED
                                                          OPTIONS AT            IN-THE-MONEY
                              SHARES                        FY-END               OPTIONS AT
                             ACQUIRED        VALUE       EXERCISABLE/             FY-END(1)
NAME                        ON EXERCISE    REALIZED      UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                        -----------   -----------   ---------------   -------------------------
John P. Byrnes............    300,000     $11,396,730   500,000/750,000   $20,093,100/$22,921,875
Paul G. Gabos.............    185,000     $ 6,423,375   75,000/450,000     $2,957,813/$14,207,800
Shawn S. Schabel..........     42,000     $ 1,567,156   80,000/440,000     $3,052,480/$13,012,500

-------------------------

(1) Value is calculated using the Lincare Holdings Inc. closing stock price on December 31, 2000 of $57 1/16 per share less the exercise price for such shares.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. Byrnes, Gabos and Schabel. Each agreement provides for a base salary, annual cost of living adjustments and for such salary increases as may be determined by the Board of Directors in its sole discretion. In addition to salary, the employment agreements provide that each such person shall be eligible to receive bonus compensation based upon individual performance in their respective areas of responsibility. Mr. Byrnes serves as Chief Executive Officer and President at an annual salary of $743,123, Mr. Gabos serves as Chief Financial Officer at an annual salary of $371,561 and Mr. Schabel serves as Chief Operating Officer at an annual salary of $371,561.

COMPENSATION COMMITTEE AND STOCK PLAN COMMITTEE REPORTS

     The Company's executive compensation programs are intended to attract, retain and motivate high quality executives with a performance-based compensation package that promotes Company growth and enhancement of Stockholder value. The compensation programs consist of two significant portions, (i) cash compensation and (ii) equity-based incentive compensation, generally through the grant of stock options pursuant to the Company's stock option plans.

     The Company's executive compensation programs are administered by two committees of the Board of Directors -- the Compensation Committee and the Stock Plan Committee (collectively, the "Committees"). The Compensation Committee administers the cash portion of the executive compensation package, and the Stock Plan Committee administers the equity-based incentive portion.

CASH COMPENSATION

     The Compensation Committee views the cash compensation component to be in recognition of the contribution by the Executive Officers to the Company's past financial performance. Determination of the size of the bonus component of each Executive Officer's compensation package, as described below, was based on an objective, performance-based formula and other considerations.

     The cash compensation of Messrs. Byrnes, Gabos and Schabel was determined for fiscal year 2000 pursuant to each Executive Officer's employment agreement. See "EXECUTIVE COMPENSATION -- Employment Agreements." The original base salaries and objective bonus formula were negotiated by the Executive Officers, on the one hand, and an independent committee of the Board of Directors on the other, at the time the employment agreements were executed. Messrs. Byrnes, Gabos and Schabel each received a merit increase in base salary during 2000 as determined by the Compensation Committee of the Board, such committee being comprised of Messrs. Black and Miller, two independent Directors of the Company.

     The cash bonuses paid to Messrs. Byrnes and Gabos for services performed in 2000 were determined based on an earnings per share growth formula set forth in their respective employment agreements and other performance considerations. The earnings per share growth formula, when applied to the Company's growth in fiscal 2000 earnings per share of 24.2%, resulted in a bonus payment of 64% of each Executive Officer's current base salary. The Compensation Committee used a similar earnings per share growth formula in determining the cash bonus paid to Mr. Schabel. See "EXECUTIVE COMPENSATION -- Summary Compensation Table."

EQUITY-BASED INCENTIVE COMPENSATION

     The focus of the Stock Plan Committee in administering the equity incentives awarded to Executive Officers is on providing incentive to the Company's senior management team to remain with the Company and to continue to contribute significantly to its performance record.

     The Stock Plan Committee administers the Non-Qualified Stock Option Plan, the 1991 Stock Plan, the 1994 Stock Plan, the 1996 Stock Plan, the 1998 Stock Plan, and the 2000 Stock Plan, each of which provides for the grant of stock options. The 1991 Stock Plan, the 1994 Stock Plan, the 1996 Stock Plan, the 1998 Stock Plan and the 2000 Stock Plan also provide the flexibility to grant awards of restricted stock, but, to date, no such awards have been granted. In the opinion of the Stock Plan Committee, stock option grants are by definition performance-based, in that the value of the option only increases through an increase in the Company's stock price. Thus, to the extent of their option holdings, the interests of the Executive Officers are aligned with the interests of the Stockholders in maximizing the Company's stock price.

     This approach is evidenced by the fact that, to date, (i) all grants to Executive Officers under the Company's stock plans have been subject to some delay in exercisability based on performance or continued employment, and (ii) all grants under the Company's stock plans have been made at an exercise price equal to the fair market value of the Company's stock as of the date of grant.

Therefore, without an increase in stock price, the options are of no value. The Stock Plan Committee's general philosophy is that option grants should be made with an exercise price equal to fair market value, with some element of forfeitability.

     The Stock Plan Committee also believes that it is in the best interests of the Stockholders for the Executive Officers to have a significant equity incentive to maximize the value of the Company's stock. The amount of this incentive, in the Committee's view, should be determined based on long-term considerations, to balance the short-term formula-based mechanism utilized in the Company's cash compensation system. Therefore, by design, the award of option grants is based on the Stock Plan Committee's perception of the overall value of the Executive Officer to the Company's long-term growth potential.

GRANTS TO CHIEF EXECUTIVE OFFICER

     In 2000, the Committee granted to Mr. Byrnes options to purchase an aggregate of 200,000 shares of Common Stock. See "EXECUTIVE
COMPENSATION -- Option Grants in Last Fiscal Year." The Committee, in determining the number of option shares to grant to Mr. Byrnes, considered the significant growth and profitability of the Company. The Company achieved growth in net revenues and earnings per share of 21% and 24%, respectively, in 2000. The growth in net revenues was a result of internal growth from existing operations and acquisitions of local and regional competitors. Earnings per share grew at a faster pace than net revenues in 2000 as a result of strong cost controls and execution of the Company's share repurchase program. The Stock Plan Committee also considered the potential long-term contribution of Mr. Byrnes to the maximization of Stockholder value.

GRANTS TO OTHER EXECUTIVE OFFICERS

     During fiscal 2000, the Company made additional option grants to its Executive Officers other than Mr. Byrnes. Mssrs. Gabos and Schabel were each granted the option to purchase 100,000 shares of the Company's Common Stock. See "EXECUTIVE COMPENSATION -- Option Grants in Last Fiscal Year." The Committee, in determining the number of option shares to grant to Mssrs. Gabos and Schabel, considered a number of factors, including performance within their respective areas of responsibility and those factors specifically described above with respect to the grant to Mr. Byrnes. The Committee also considered the potential long-term contribution of Mssrs. Gabos and Schabel to the maximization of Stockholder value.

Chester B. Black                                                Chester B. Black
William F. Miller, III                                    William F. Miller, III
Stock Plan Committee                                      Compensation Committee

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
                             LINCARE HOLDINGS INC.,
                          NASDAQ HEALTH STOCKS INDEX,
                    AND THE NASDAQ STOCK MARKET (U.S.) INDEX

                                                                                                           NASDAQ STOCK MARKET
                                                 LINCARE HOLDINGS, INC.       NASDAQ HEALTH STOCKS               (U.S.)
                                                 ----------------------       --------------------         -------------------
1995                                                      100.0                       100.0                       100.0
1996                                                      164.0                       100.0                       123.0
1997                                                      228.0                       102.0                       151.0
1998                                                      325.0                        87.0                       213.0
1999                                                      278.0                        70.0                       395.0
2000                                                      457.0                        96.0                       238.0

* Assumes $100 invested on December 31, 1995 in Lincare Holdings Inc., NASDAQ Health Stocks Index, and NASDAQ Stock Market (U.S.) Index.

                        APPROVAL OF THE 2001 STOCK PLAN

     On March 6, 2001, the Board of Directors approved the Lincare Holdings Inc. 2001 Stock Plan (the "2001 Plan"). The 2001 Plan provides an opportunity for employees, officers, directors and other eligible participants ("Employees") of the Company and its subsidiaries to purchase Common Stock. The 2001 Plan provides for the granting of "non-qualified stock options" and "incentive stock options" to acquire Common Stock. If approved by the Stockholders, the Company will be authorized to issue an aggregate of 1,500,000 shares of Common Stock under the 2001 Plan. In no event, however, will the Company issue more than 300,000 shares of Common Stock under the 2001 Plan to any one person during any fiscal year.

     Approximately 5,500 persons are eligible to participate in the 2001 Plan on terms determined by the Company. The terms and conditions of individual option agreements may vary, subject to the following guidelines: (i) the option price of incentive stock options and non-qualified stock options may not be less than the market value of the Company's Common Stock on the date of grant; and (ii) the term of all incentive stock options and non-qualified stock options may not exceed ten years from the date of grant.

     The 2001 Plan will be administered by the Stock Plan Committee of the Board of Directors. See "INFORMATION REGARDING THE BOARD OF DIRECTORS -- Committees and Meetings of the Board of Directors." The committee determines (i) which Employees shall be granted an option or the right to purchase Common Stock under the 2001 Plan (an "Award"); (ii) the number of shares for which an Employee will be granted such an Award; (iii) the amount to be paid by the Employee upon exercise of an Award; (iv) the time or times and the conditions subject to which Awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise of such Award.

     The 2001 Plan will be effective immediately upon approval by the Stockholders. As of the date of this Proxy Statement, no Awards have been made, and no benefits have been received by or allocated to any Director, Executive Officer or other Employee under the 2001 Plan. Because the level of Awards granted to any Employee, including Directors and Executive Officers, is determined in the discretion of the Stock Plan Committee, the amount to be received by or allocated to any such person under the 2001 Plan is not determinable at this time.

     The issuance of a nonqualified stock option under the 2001 Plan will not result in any taxable income to the recipient Employee or a tax deduction to the Company at the time of the grant. Generally, an Employee to whom a nonqualified stock option has been granted will recognize ordinary income in an amount equal to the excess of the fair market value of shares on the date of exercise over the option price at the time the Employee exercises the option and receives shares of Common Stock. The Company is entitled to a tax deduction corresponding to the amount of income recognized by the Employee for the year in which the Employee recognizes such income.

     Neither receipt nor exercise of an incentive stock option is a taxable event to the Employee, and if the recipient Employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares is a long-term capital gain. In such case, the Company is not entitled to any tax deduction with respect to the grant or the exercise of the option. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the Employee receives his shares of Common Stock pursuant to the exercise. If the shares of Common Stock are disposed of before the end of either of such statutory holding periods, the lesser of (i) the difference between the option price and the fair market value of such shares on the date of exercise and (ii) the total amount of gain realized on the sale, must be reported by the Employee as ordinary income and the Company will be entitled to a tax deduction in that amount.

The remaining gain, if any, will be taxed to the Employee as long- or short-term capital gain depending on how long the Employee held the shares.

     The Company's Board of Directors has proposed, and recommends to the Stockholders, the adoption and approval of the 2001 Plan. The 2001 Plan will be approved upon an affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVING THE 2001 PLAN, AND UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF SUCH APPROVAL.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected KPMG LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2001, subject to ratification by a majority of the shares represented either in person or by proxy at the Annual Meeting. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE SELECTION OF KPMG LLP.

                                 ANNUAL REPORT

     The Company's 2000 Annual Report, containing audited financial statements for the fiscal years ended December 31, 2000, 1999 and 1998 accompanies this Proxy Statement. Upon written request, the Company will send to Stockholders of record, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2000, which the Company has filed with the Securities and Exchange Commission. The written request should be directed to the Investor Relations Department, at the address of the Company set forth on the first page of this Proxy Statement.

                                 OTHER MATTERS

     At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (for purposes of this report, the "Committee") is composed of three independent outside directors. The Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000 (the "audited financial statements").

(1.) The Committee has reviewed and discussed the audited financial statements with management;

(2.) The Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61;

(3.) The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence from the Company; and

(4.) Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the U.S. Securities and Exchange Commission.

Frank T. Cary, Chair
Frank D. Byrne, M.D.
William F. Miller, III
Audit Committee

                           PROPOSALS OF STOCKHOLDERS

     For stockholder proposals to be considered for inclusion in the proxy materials for the Company's 2002 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than December 3, 2001.

                                          By Order of the Board of Directors

                                          /s/ PAUL G. GABOS

                                          PAUL G. GABOS

                                          Chief Financial Officer and Secretary

Clearwater, Florida
April 4, 2001

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                                                                       Exhibit A

                             LINCARE HOLDINGS INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                               *   *   *   *   *

                         ARTICLE 1.   MISSION STATEMENT

     The Audit Committee (the "Committee") will assist the Board of Directors (the "Board") in achieving its oversight and monitoring responsibilities to the stockholders relating to corporate accounting, financial controls and financial reporting practices of the Company.

                           ARTICLE 2.   ORGANIZATION

     The Committee shall be composed solely of directors who are independent of management and the Company, as defined by the applicable Nasdaq Marketplace rules with respect to audit committee structure and composition requirements. A director who does not meet these requirements may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required for the best interests of the Company and its stockholders, if permitted under applicable Nasdaq rules. There shall be at least three directors on the Committee, each of whom, as determined by the Board, shall have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board and shall serve until their successors are duly appointed and qualified, or until the earlier of their death, resignation or removal. Unless a Chairperson is appointed by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee.

                 ARTICLE 3.   AUDIT COMMITTEE RESPONSIBILITIES

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

- Recommend to the Board the selection, evaluation, and compensation of the independent accountants and, when appropriate, recommend their replacement. The Committee and the Board have the ultimate authority and responsibility with respect to these matters, as representatives of the stockholders of the Company. The independent accountants shall be ultimately accountable to the Board and the Committee.

- Ensure receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard No. 1.

- Actively engage in dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and take, or recommend that the full Board take, appropriate action to oversee the independence of the accountants.

- Meet with the independent accountants and financial management to review the scope of the proposed independent audit for the current year and the audit procedures to be utilized, and review such audit at the conclusion thereof.

-  Review with management and the independent accountants, as appropriate:

   -- Financial statements and related footnotes and the independent accountants' report thereon, including their report on the adequacy of systems of internal control and any significant recommendations they may offer to improve controls.

   -- The independent accountants' judgements about the quality and appropriateness of the Company's accounting principles as applied in financial reporting.

   -- The adequacy of system-based internal controls over financial reporting and the safeguarding of assets and compliance with laws and regulations.

   -- Any serious difficulties or disputes with management encountered by the independent accountants during the course of the audit and any instances of second opinions sought by management.

   -- Other matters related to the conduct of the external audit which are communicated to the Committee under generally accepted auditing standards.

- Prepare a report to the stockholders as required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

- Maintain minutes or other records of meetings and activities of the Committee.

- Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

-  Review the Committee's charter on an annual basis and update as necessary.

     The responsibilities of a member of the Committee are in addition to those for a member of the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Also, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations or the Company's corporate policies.
                                 *  *  *  *  *

Approved by the Board of Directors

                             LINCARE HOLDINGS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints John P. Byrnes and Paul G. Gabos and either of them, as proxies, to vote all shares of Common Stock of Lincare Holdings Inc. (the "Company") held of record by the undersigned as of March 19, 2001, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Hamburg, 5440 Camp Road, Hamburg, New York on Monday, May 7, 2001, at 9:00 A.M. and all adjournments thereof, upon the following matters:


                  (Continued and to be signed on reverse side.)




-------------------------------------------------------------------------------

                           -  FOLD AND DETACH HERE -

                             LINCARE HOLDINGS INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                  FOR  WITHHELD     FOR ALL                                              FOR    AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS:         ALL    ALL     except nominee(s)  2. Ratification of the selection     [ ]      [ ]        [ ]
   NOMINEES: 01 J.P. Byrnes,                     written below         of KPMG LLP as the Company's
   02 C.B. Black,                 [ ]    [ ]          [ ]              independent accountants for the
   03 F.D. Byrne, M.D.,                                                fiscal year ending December 31,
   04 F.T. Cary,                                                       2001.
   05 W.F. Miller, III.
                                                                    3. Approval of the Company's 2001    FOR    AGAINST    ABSTAIN
                                                                       Stock Plan.                       [ ]      [ ]        [ ]
-----------------------------------------------------------------


                                                                    TO TRANSACT such other business as may properly come before the meeting or any adjournment thereof.


                                                                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                                                    DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
                                                                    GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS(1), (2) AND (3)
                                                                    ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A
                                                                    DIRECTOR, THEN PERSONS NAMED AS PROXIES SHALL HAVE FULL
                                                                    DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE
                                                                    BOARD OF DIRECTORS.

                                                                    Dated:                                                  , 2001
                                                                           -------------------------------------------------

                                                                    --------------------------------------------------------------
                                                                                 Signature or signatures of stockholder

                                                                    (Your signature should conform to your name as printed hereon.
                                                                    Co-owners should all sign.)

----------------------------------------------------------------------------------------------------------------------------------
